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                                                                Exhibit 10.5


                                PROMISSORY NOTE
                                ---------------


$250,000.00                                                     July ___, 1999


          FOR VALUE RECEIVED, Larry Tanning (the "Borrower"), promises to pay to Tanning Technology Corporation, a Delaware corporation ("Lender"), the principal sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) (the "Advance Balance"), together with interest on the unpaid principal balance of this Note from time to time outstanding at a rate of ____ per annum, compounded semi-annually, until paid in full. Principal and interest shall be paid in full in cash on July __, 2001. This Promissory Note shall become effective on the IPO Date (as defined in the Employment, Confidentiality, and Non-Competition Agreement between the Borrower and the Lender).

          Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Borrower under this Note shall be in immediately available funds, which may be made other than by wire transfer.

          This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty. Whenever any amount is paid under this Note, such amount shall be applied first to interest and then to principal.

          If any amount due under this Note becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of Colorado, the due date therefor thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate hereunder specified during such extension, unless such next succeeding business day falls in the next calendar month, in which case the maturity shall be the next preceding business day.

          Upon the failure to pay any interest or principal under this Note when due, which shall remain unremedied for ten days following the date when such interest or principal was due hereunder; then, and in any such event (an "Event of Default"), the Lender may declare, by notice of default given to the Borrower, the entire principal amount of this Note to be due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law.

          No delay or failure by the Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

          The Borrower shall pay on demand all reasonable costs and expenses of Lender in connection with the enforcement of this Note including the reasonable fees and expenses of counsel with respect thereto.
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          The Borrower expressly waives any and all rights that it may have to presentment, demand, protest, or other notice of any kind.

          None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

          THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES). THE BORROWER HEREBY SUBMITS TO NON-EXCLUSIVE JURISDICTION AND TO THE LAYING OF VENUE IN THE COUNTY OF ________, STATE OF COLORADO, WITH RESPECT TO ALL MATTERS RELATING TO THIS NOTE.



                                  ------------------------------------
                                  Larry Tanning


STATE OF ____________  )
                       )  ss.:
COUNTY OF ___________  )


          On the ___ day of July, 1999, before me personally came Larry Tanning, to me known to be the individual(s) described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                  --------------------------------------
                                  Notary Public